EXHIBIT 3.14


                                     BY-LAWS

                                       OF

                           MCINTIRE FABRICATORS, INC.


                                      Name

        (1)  The name of this corporation is Mclntire Fabricators, Inc.

                                     Office

        (2) The principal office of the corporation shall be at Dodge Center, Minnesota. The corporation may establish and maintain any office or offices at such other places as the Board of Directors may from time to time appoint, or the business of the corporation may acquire.

                                 Corporate Seal

        (3) The corporate seal of the corporation shall be circular in form and shall have subscribed thereon the name of the corporation and the words "Seal", "Corporate", and "Minnesota".

                                Waiver of Notice

        (4) Any shareholder, Director, or officer may waive any notice required to be given under these By-Laws.

                             Shareholders' Meetings

        (5)(A) All meetings of the shareholders shall be held at the office of the corporation in Dodge Center, Minnesota, or at such other place as the Board of Directors may previously determine.

        (5)(B) The annual meeting of the shareholders shall be held on the second Tuesday of March of each year, the first annual meeting to be held on the second Tuesday of March, 1994, if not a legal holiday, and if a legal holiday then on the next secular day following at 2:00 o'clock p.m. when the shareholders shall elect a Board of Directors by plurality vote by ballot and transact such other business as may be brought before the meeting.

        (5)(C) The holders of the majority of the shares issued and outstanding present in person or represented by proxy shall be requisite and shall constitute a quorum at all meetings of the shareholders for the transaction of business. If however, such majority shall not be present at any meeting the shareholders present in person or by proxy shall have power to adjourn the meeting from time to time without notice other than announcement at the meeting until the requisite amount of shares shall be present. At such adjourned meeting at which the requisite amount of shares shall be represented, any business may be transacted which might have been transacted at the meeting as originally notified.

        (5)(D) At each meeting of the shareholders each shareholder shall be entitled to vote in person or by proxy, appointed by an instrument in writing subscribed by such shareholder, and shall have one vote for each share registered in his name.

        (5)(E) Written notice of the annual or a special meeting shall be mailed to each shareholder at such address as appears on the share book of the corporation at least seven days prior to the meeting.

        (5)(F) Special meetings of the shareholders for any purpose may be called by the President and shall be called by the President or Secretary at the request in writing of a majority of the Board of Directors or at the request in writing of shareholders owning a majority in amount of the capital shares. Such request shall state the purpose or purposes of the proposed meeting. Business transacted at the special meeting shall be confined to the objects stated in the call, which objects shall be set forth in the notice of special meeting.

                                    Directors

        (6)(A) The property and business of the corporation shall be managed by its Board of Directors, not less than one nor more than nine in number, who shall be elected annually at the annual meeting and who shall serve until his successor shall be elected and shall qualify. Said Board of Directors may exercise all powers of the corporation and do all such lawful acts and things as are not by statute or by Certificate of Incorporation or by these By-Laws directed or required to be exercised and done by the shareholders.

                               Directors' Meetings

        (6)(B) The Board of Directors shall meet at the office of the corporation immediately following the annual meeting of the shareholders or otherwise and no notice of such meeting shall be necessary. Special meetings of the Board may be called by the President on one day's notice to each Director, either personally or by mail, telegram or telephone. Special meetings shall be called by the President or the Secretary and on like notice on written request of two Directors.

        (6)(C) At all meetings of the Board a majority of the Board of Directors shall be necessary and sufficient to constitute a quorum.

        (6)(D) A Director may give advance written consent or opposition to a proposal to be acted on at a Board meeting. If the Director is not present at the meeting, consent or opposition to a proposal does not constitute presence for purposes of determining the existence of a quorum, but consent or opposition shall be counted as a vote in favor or against the proposal and shall be entered in the minutes or other record of action at the meeting, if the proposal acted on at the meeting is substantially the same or has substantially the same effect as the proposal to which the Director has consented or objected.

        (6)(E)(1) A conference among Directors by any means of communication through which the Directors may simultaneously hear each other during the conference constitutes a Board meeting, if the same notice is given of the conference as would be required by paragraph (6) (B) for a meeting, and if the number of Directors participating in the conference would be sufficient to constitute a quorum at a meeting. Participation in a meeting by that means constitutes presence in person at the meeting.

        (6)(E)(2) A Director may participate in a Board meeting not described in the preceding paragraph by any means of communication through which the Director, other Directors so participating, and all Directors physically present at the meeting may simultaneously hear each other during the meeting. Participation in a meeting by that means constitutes presence in person at the meeting.

                                   Committees

        (7) The Board of Directors may, by resolution or resolutions passed by the Board, designate one or more committees, each committee to consist of one or more Directors of the corporation, which, to the extent provided in said resolution or resolutions or by these By-Laws, shall have and may exercise the powers of the Board of Directors in the management of the business and affairs of the corporation and may have power to authorize the seal of the corporation to be affixed to all papers which may require it. Such committee or committees shall have such name or names as may be stated in these By-Laws or as may be determined from time to time by a resolution adopted by the Board of Directors. They shall keep regular minutes of their meetings and report the same to the Board at each regular meeting.

                                    Officers

        (8)(A) The officers of the corporation shall be chosen by the Directors and shall be a Chairman, President, one or more Vice Presidents, Secretary and Treasurer. The Chairman of the Board may hold at the same time the office of President and any of the officers may hold at the same time the office of Secretary or Treasurer. These officers shall be chosen by the Board of Directors at its first meeting after each annual meeting of the shareholders. The offices of Secretary and Treasurer and agents as it shall deem necessary who shall hold their offices for such terms and exercise such powers and duties as shall be determined from time to time by the Board. The Board of Directors shall have the right to fix the salaries of all officers of the corporation.

        (8)(B) The officers of the corporation shall hold office until their successors are chosen and qualify in their stead. Any officer elected or appointed by the Board of Directors may be removed at any time by an affirmative vote of the majority of the Board of Directors. Any vacancy shall be filled by an affirmative vote of the majority of the Board of Directors.


                                    Chairman

        (8)(C) The Chairman of the Board shall be the Chief Executive Officer of the corporation. Subject to the control of the Board of Directors, he shall supervise the President and be responsible, through the President, for the control of all of the business and affairs of the corporation. In the absence of the President or otherwise, he shall have continuing general powers of supervision and management of the corporation. When present, he shall preside at all meetings of the shareholders and of the Board of Directors. He shall see that all resolutions and orders of the Board of Directors and its committees are carried into effect. He shall have authority to sign, execute and acknowledge, on behalf of the corporation, all deeds, mortgages, bonds, stock certificates, contracts, leases, reports and all other documents or instruments necessary or proper to be executed in the course of the ordinary business of the corporation, or which shall be authorized by resolution of the Board of Directors. Except as otherwise provided by law or the Board of Directors, he also may authorize the President, any Vice President or other officer or agent of the corporation to sign, execute and acknowledge such documents or instruments in his place and stead. In general he shall have the powers of supervision of the business of the corporation.

                                    President

        (8)(D) The President shall be the Chief Operating Officer of the corporation. Subject to the control of the Board of Directors and the supervision of the Chairman of the Board, he shall have the general management and control of the business of the corporation. In the absence of the Chairman of the Board he may preside at all meetings of the shareholders and of the Board of Directors. He shall have authority, subject to such rules as may be prescribed by the Board of Directors, to appoint such agents and employees of the corporation as he shall deem necessary, to prescribe their powers, duties and compensation, and to delegate authority to them. Such agents and employees shall hold office at the discretion of the President. In the absence of the Chairman of the Board he shall have authority to sign, execute, and acknowledge on behalf of the corporation, all deeds, mortgages, bonds, stock certificates, contracts, leases reports and all other documents or instruments necessary or proper to be executed in the course of the ordinary business of the corporation, or which shall be authorized by resolution of the Board of Directors. Except as otherwise provided by law or the Board of Directors, in the absence of the Chairman of the Board he may authorize any Vice President or other officer or agent of the corporation to sign, execute and acknowledge such documents or instruments in his place and stead. In general he shall have the powers and duties usually vested in the office of the president of a corporation, except for those which are vested in the Chairman of the Board by paragraph (8)(C).

                                 Vice Presidents

        (8)(E) A Vice President shall have the powers and duties incident to that office and shall have such other powers and duties as may be prescribed by the Chairman of the Board, the President or the Board of Directors. The Board of Directors may designate a Vice President as the Chief Financial Officer of the corporation, in which event he shall have responsibility for all financial matters that affect the corporation other than those expressly provided for the Treasurer.

                                    Secretary

        (8)(F) The Secretary shall attend all sessions of the Board and all meetings of the shareholders and record all votes and the minutes of all proceedings in a book to be kept for that purpose and shall perform like duties for standing committees when required. He shall give or cause to be given notice of all meetings of shareholders and of the Board of Directors and shall perform such other duties as may be prescribed by the Board of Directors, Chairman or President. He and the President shall execute bonds, mortgages and other contracts requiring the seal of the corporation.

                                    Treasurer

        (8)(G) The Treasurer shall have the custody of the corporate funds and securities and shall keep full and accurate accounts of receipts and disbursements in books belonging to the corporation and shall deposit all monies and other valuable effects in the name and to the credit of the corporation.

                                    Vacancies

        (8)(H) If the office of any Director becomes vacant by reason of death, resignation, retirement, disqualification, removal or otherwise, the remaining Directors, by a majority vote, shall choose a successor or successors who shall hold office until the next annual election and until a successor has been re-elected unless sooner displaced.

        (8)(I) In the case of absence of any officer of the corporation or for any other reason that the Board may deem sufficient, the Board may delegate the powers or duties of any of such officers to any Director, provided a majority of the entire Board concur therein.

                                 Indemnification

        (9) (A) The corporation, acting through its Board of Directors or as otherwise permitted by law, may exercise as fully as may be permitted from time to time by the statutes and decisional law of the State of Minnesota or by any other applicable rules or principles of law, its power to indemnify each person acting in an official capacity for the corporation against the expense of any action to which he is a party or is threatened to be made a party by reason of the former or present official capacity of the person.

        (9)(B)  As used in this by-law, the term "official capacity" means:
   (a) with respect to a Director, position of Director in a corporation, (b) with respect to a person other than a Director, the elective or appointive office or position held by an officer, member of a committee of the Board or the employment or agency relationship undertaken by an employee or agent of the corporation, and (c) with respect to a Director, officer, employee or agent of the corporation who, while a Director, officer, employee or agent of the corporation, is or was serving at the request of the corporation or whose duties in that position involve or involved service as a Director, officer, partner, trustee, or agent of another organization or employee benefit plan, the position of that person as a Director, officer, partner, trustee, employee or agent, as the case may be, of the other organization or employee benefit plan.

        (9)(C) If the corporation indemnifies a person in accordance with this section in connection with a proceeding by or on behalf of the corporation, it shall report the amount of the indemnification and to whom and on whose behalf it was paid as part of any annual financial statements prepared pursuant to the request of a shareholder, covering the period when the indemnification was paid or accrued under the accounting method of the corporation reflected in the financial statement. See Minnesota Statutes Section 302A.521 Subd. 8 and Section 302A.463.

                             Certificates of Shares

        (10) Share certificates of the corporation shall be numbered consecutively and shall be entered on the books of the corporation as they are issued. They shall exhibit the holders' names, number of shares, and shall be signed by the President or Vice President and the Treasurer or Secretary. Each certificate shall bear the corporate seal.

                                Checks and Notes

        (11) Checks, drafts, orders for payment of money and promissory notes shall be signed or endorsed in the name of the corporation by such person or persons as the Board of Directors by resolution shall from time to time appoint.

                                    Dividends

        (12) Dividends upon the capital shares of the corporation may be declared by the Board of Directors at any regular or special meeting pursuant to law. Dividends may be paid in cash, property, or in shares of capital.

                                   Amendments

        (13) These By-Laws may be altered or amended by the Board of Directors at any meeting by an affirmative vote of the majority of the whole Board of Directors. They may also be altered or amended at any meeting of the shareholders by the affirmative vote of a majority of the shares issued and outstanding.